DATED 10 MARCH 1997






                   INTERFACE SYSTEMS INTERNATIONAL LIMITED  (1)
                                        and

                     THE FIRST NATIONAL BANK OF CHICAGO    (2)




                                     DEBENTURE




















































                                     CONTENTS
Clause             Heading                               Page

1               Interpretation                             1
2               Covenant to Pay                            4
3               Charges                                    5
4               Set-off                                    7
5               Undertakings                               8
6               Further Assurance                         13
7               Certain powers of the Bank: Enforcement   14
8               Appointment and Powers of Receiver        15
9               Application of Proceeds; Purchasers       18
10              Indemnities; Costs and Expenses           18
11              Power of Attorney                         19
12              Continuing Security and Other Matters     20
13              Currencies                                21
14              Representations and Warranties            21
15              Miscellaneous                             24
16              Notices                                   25
17              Law                                       25



















































THIS DEBENTURE dated March 30, 1997 and made BETWEEN:

(1) INTERFACE SYSTEMS INTERNATIONAL LIMITED (No. 3253366) whose registered office is at Halcyon House, 5 London Road, Bicester, Oxfordshire, OX6 7BY (the "Company"); and

(2) THE FIRST NATIONAL BANK OF CHICAGO acting through its office at First Chicago House, 90 Long Acre, London WC2E 9RB (the "Bank")

WITNESSES as follows:

1               Interpretation


1.1 Definitions: In this Deed, unless the context otherwise requires

                "Charged Assets" means all the undertaking, goodwill, property, assets and rights of the Company described in clauses 3.1 and 3.2;

                "Collateral Instruments" means negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any liabilities of any person and includes any document or instrument creating or evidencing an Encumbrance;

                "Debts" means the assets of the Company described in clause
                3. 1 (d);

                "Default Rate" means 3 per cent. per annum over the Bank's base, rate for sterling overdrafts from time to time, such interest to be compounded by reference to such periods as the Bank shall in its absolute discretion determine;

                "disposal" includes any sale, lease, sub-lease, assignment or transfer, the grant of an option or similar right, the grant of any easement, right or privilege, the creation of a trust or other equitable interest in favour of a third party, a sharing or parting with possession or occupation whether by way of licence or otherwise and the granting of access to any other person over any intellectual property, and "dispose" and "disposition" shall be construed accordingly;

                "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, standard security, assignment by way of security or other security interest of any kind;

                "Enforcement Date" means the date on which the Bank demands the payment or discharge of all or any part of the Secured Obligations or, if earlier, the date on which a petition for an administration order is presented in relation to the Company;

                "Environmental Claim" means any claim, notice of violation, prosecution, demand, action, official warning, abatement or other order (conditional or otherwise) relating to Environmental Matters and any notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law;

                "Environmental Laws" includes all or any laws, statutes, rules, regulations, treaties, directives, directions, by-laws, codes of practice, circulars, guidance notes, orders, notices, demands, decisions of the courts or anything like any of the foregoing of any governmental authority or agency or any regulatory body or any other body whatsoever in any Jurisdiction or the European Community relating to Environmental Matters applicable to the Company, the business carried on at any time by the Company, the Properties, the operation of any business from or using any of the Properties or the occupation or use of any of the Properties;

                "Environmental Licence" means any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law in relation to the Company, the business carried on by the Company, the Properties or the occupation or use of, or the operation of any business from or using, any of the Properties;

                "Environmental Matters" means (a) the generation, deposit, disposal, keeping, treatment, transportation, transmission, handling, importation, exportation, processing, collection, sorting, presence or manufacture of any waste (as defined in the Environmental Protection Act 1990) or any Relevant Substance; (b) nuisance, noise, defective premises, health and safety at work or elsewhere; (c) the carrying out of any development (as defined In section 55(l) Town and Country Planning Act 1990); and (d) the pollution, conservation or protection of the environment (both natural and built) or of man or any living organisms supported by the environment or any other matter whatsoever affecting the environment or any part of it;

                "Floating Charge Assets' means the assets of the Company from time to time expressed to be charged by this Deed by way of floating charge;

                "Insurances" means all present and future contracts or policies of insurance (including life policies) in which the Company from time to time has an interest;

                "Intellectual Property Rights" means the assets of the Company described in clause 3. 1 (g);

                "Material Environmental Effect" means a material adverse effect in the opinion of the Bank on (i) the financial condition of the Company or any of its Subsidiaries or (ii) the ability of the Company to perform Its obligations under or otherwise comply with the terms of this Deed or (iii) the value or marketability of any premises owned, leased or occupied by the Company;

                "Permitted Encumbrance" means any Encumbrance arising by way of retention of title of goods by the, supplier of such goods where such goods are supplied on credit and are acquired in the ordinary course of trading of the Company;

                "Properties" means the assets of the Company described in clause 3. 1 (a) and all present and future heritable and leasehold property of the Company situate in Scotland and all liens, charges, options, agreements, rights and interests in or over land or the proceeds of sale of land situate in Scotland and all buildings, fixtures (including trade fixtures) and fixed plant and machinery from time to time on such property or land together with all rights, easements, servitudes and privileges appurtenant to, or benefitting, the same, in all cases both present and future;

                "Receiver" means any one or more receivers and/or managers or administrative receivers appointed by the Bank pursuant to this Deed in respect of the Company or over all or any of the Charged Assets;

                "Relevant Substance" means any substance whatsoever (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) or waste (as defined in the Environmental Protection Act
                1990) which is capable of causing harm to man or any other living organism supported by the Environment, or damaging the Environment or public health or welfare;

                "Secured Obligations" means all moneys,, obligations and liabilities covenants to be paid or discharged by the Company under or pursuant to clause 2;

                "Securities" means the assets of the Company described in clause 3. 1 (c);

                "Subsidiary" shall have the meaning given to it by section 736 Companies Act 1985; and

                "Supplemental Facility Letter" means the supplemental facility letter from the Bank to the Company dated on or about the date of this Deed.

1.2 Successors and assigns: The expressions "Bank", and "Company" include, where the context admits, their respective successors, and, in the case of the Bank, its transferees and assignees, whether immediate or derivative.

1.3 Headings: Clause headings and the contents page are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.4 Construction of certain terms: In this Deed, unless the context otherwise requires:

                (a) references to clauses are to be construed as references to the clauses of this Deed;

                (b) reference to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Deed or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Bank;

                (c) words importing the plural shall include the singular and vice versa;

                (d) references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof; and

                (e) references to statutory provisions shall be construed as references to those provisions as replaced, amended or re- enacted from time to time.

1.5 Effect as a deed: This deed is intended to take effect as a deed notwithstanding that the Bank may have executed it under hand only.

2.              Covenant to Pay

2.1 Secured obligations: The Company hereby covenants that it win on demand pay to the Bank all moneys and discharged all obligations and liabilities now or hereafter due, owing or incurred to the Bank when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations or liabilities are express or implied; present, future or contingent; joint or several; incurred as principal or surety; originally owing to the Bank or purchased or otherwise acquired by it; denominated in sterling or in any other currency; or incurred on any banking account or in any other manner whatsoever.

2.2             Certain liabilities: The liabilities referred to in clause
                2.1 shall, without limitation, include:

                (a) all liabilities under or in connection with foreign exchange transactions, interest rate swaps and other arrangements entered into for the purpose of limiting exposure to fluctuations in interest or exchange rates;

                (b) all liabilities arising from the issue, acceptance, endorsement, confirmation or discount of any negotiable or non-negotiable instruments, documentary or other credits, bonds, guarantees, indemnities or other instruments of any kind; and

                (c) interest (both before and after judgment) to date of payment at such rates and upon such terms as may from time to time be agreed, commission, fees and other charges and all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Bank in relation to any such moneys, obligations or liabilities or generally in respect of the Company.

3               Charges

3.1 Fixed Charge: The Company hereby charges to the Bank by way of first fixed charge (and as regards all those parts of the freehold and leasehold property in England and Wales now vested in the Company by way of first legal mortgage) with full title guarantee and as a continuing security for the payment and discharge of the Secured Obligations the following assets, both present and future, from time to time owned by the Company or in which the Company may from time to time have an interest:

                (a) Properties: all freehold and leasehold property of the Company situate in England and Wales and all liens, charges, options, agreements, rights and interests in or over land or the proceeds of sale of land situate in England and Wales and all buildings, fixtures (including trade fixtures) and fixed plant and machinery from time to time on such property or land together with all rights, easements and privileges appurtenant to, or benefitting, the same;

                (b) Plant and Machinery: all plant, machinery, vehicles, computers and office and other equipment and the benefit of all contracts and warranties relating to the same;

                (c) Securities: all stocks, shares, bonds and securities of any kind whatsoever whether marketable or otherwise and all other interests (including but not limited to loan capital) in any person, including all allotments, rights, benefits and advantages whatsoever at any time accruing, offered or arising in respect of or incidental to the same and all money or property accruing or offered at any time by way of conversion, redemption, bonus, preference, option, dividend, distribution, interest or otherwise in respect thereof;

                (d) Debts: all book and other debts, revenues and claims, whether actual or contingent, whether arising under contracts or in any other manner whatsoever and whether originally owing to the Company or purchased or otherwise acquired by it including, without limitation, any amount from time to time standing to the credit of any bank or other account with the Bank or with any other person and all things in action which may give rise to any debt, revenue or claim, together with the full benefit of any Encumbrances, Collateral Instruments and any other rights relating thereto including, without limitation, reservations of proprietary rights, rights of tracing and unpaid vendor's liens and associated rights;

                (e) Insurances: all moneys from time to time payable to the Company under pursuant to the Insurances including without limitation the refund of any premiums;

                (f) Goodwill and uncalled capital: all goodwill and uncalled capital;

                (g) Intellectual Property Rights: all patents, patent applications, trade marks and service marks(whether registered or not), trade mark applications, service mark applications, trade names, registered designs, design rights, copyrights, computer programmes, know- how and trade secrets and all other industrial or intangible property or rights and all licences, agreements and ancillary and connected rights relating to, intellectual and intangible property.

3.2 Floating Charge: The Company hereby charges to the Bank by way of first floating charge with full title guarantee and as a continuing security for the payment and discharge of the Secured Obligations its undertaking and all its property, assets and rights whatsoever and wheresoever both present and future, other than any property or assets from time to time effectively charged by way of legal mortgage or fixed charge or assignment pursuant to clause 3.1 or otherwise pursuant to this Deed but including (without limitation and whether or not so effectively charged) any of its property and assets situated in Scotland.

3.3 Restrictions on dealing with Charged Assets: The Company hereby covenants that it win not without the prior written consent in writing of the Bank:

                (a) dispose of, or create or attempt to create or permit to subsist or arise any Encumbrance on or over, the Debts or any part thereof or release, set off or compound or deal with the same otherwise than in accordance with clause 5. 1 (a);

                (b) create or attempt to create or permit to subsist in favour of any person other than the Bank any Encumbrance (except a Permitted Encumbrance and a lien arising by operation of law in the ordinary course of trading over property other than land) on or affecting the Charged Assets or any part thereof; or

                (c) dispose of the Charged Assets or any part thereof or attempt or agree so to do except in the case of:

                (i) stock-in-trade, which may, subject to the other provisions of this Deed, be sold at full market value in the usual course of trading as now conducted and for the purpose of carrying on the Company's business; and

                (ii) other Floating Charge Assets which may, subject to the other provisions of this Deed, be disposed of in the ordinary course of business.

 3.4 Credit balances: The Company irrevocably and unconditionally agrees that if there shall from time to time be any credit balance on any of its accounts with the Bank, the Bank shall leave the absolute right to refuse to permit such credit balance to be utilised or withdrawn by the Company whether in whole or in part if at that time there are outstanding any of the Secured Obligations.

3.5 Automatic conversion of floating charge: Notwithstanding anything expressed or implied in this Deed, if the Company creates or attempts to create any Encumbrance over all or any of the Floating Charge Assets without the prior consent in writing of the Bank or if any person levies or attempts to levy any distress, execution, sequestration or other process or does or attempts to do any diligence in execution against any of the Floating Charge Assets, the floating charge created by clause 3.2 over the property or asset concerned shall thereupon automatically without notice be converted into a fixed charge.

3.6 Conversion of floating charge by notice: Notwithstanding anything expressed or implied in this Deed but without prejudice to clause 3.5, the Bank shall be entitled at any time by giving notice in writing to that effect to the Company to convert the floating charge over all or any part of the Floating Charge Assets into a fixed charge as regards the assets specified in such notice.

3.7 H.M. Land Registry: The Company hereby applies to the Chief Land Registrar for the registration of the following restriction against each of the registered titles to any Property (and against any title to any unregistered property which is or ought to be the subject of a first registration of title at H.M. Land Registry at the date of this Deed):

                "Except under an Order of the Registrar no disposition or charge or other security interest is to be registered or noted without the consent of the proprietor for the time being of Charge No."

4               Set-off

4.1 Set-off: The Company hereby agrees that the Bank may at any time without notice, notwithstanding any settlement of account or other matter whatsoever, combine or consolidate all or any of its then existing accounts wheresoever situate (including accounts in the name of the Bank or of the Company jointly with others), whether such accounts are current, deposit, loan or of any other nature whatsoever, whether they are subject to notice or not and whether they are denominated in sterling or in any other currency, and set-off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of the Secured Obligations which, to the extent not then payable, shall automatically become payable to the extent necessary to effect such set-off.

4.2 Purchase of currencies: For the purpose of clause 4. 1, the Company authorises the Bank to purchase with the moneys standing to the credit of such accounts such other currencies as may be necessary to effect such applications.

5               Undertakings

5.1 The Company hereby undertakes with the Bank that during the continuance of this security the Company win:

                (a) Debts: collect in the ordinary course of its business in a proper and efficient manner and pay into its account with the Bank or such other account as the Bank may from time to time specify all moneys which it may receive in respect of the Debts forthwith on receipt and not, without the prior written consent of the Bank, seek to compromise, compound, vary, discharge, postpone or release any of the Debts or waive its right of action in connection therewith or do or omit to do anything which may delay or prejudice the full recovery thereof;

                (b) Deposit of deeds: deposit with the Bank (to be held at the risk of the Company):

                (i) all deeds and documents of title relating to the Properties and to any subordinate interest in any of them and the insurance policies relating thereto;

                (ii) all certificates and documents of title relating to the Securities and such deeds of transfer in blank and other documents as the Bank may from time to time require for perfecting the title of the Bank to the Securities (duly executed by or signed on behalf of the registered holder) or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser; and

                (iii) all such other documents relating to the Charged Assets as the Bank may from time to time require;

                (c) Calls etc: duly and promptly pay all calls, instalments or other moneys which may from time to time become due in respect of any of its Securities, it being acknowledged by the Company that the Bank shall not in any circumstances incur any liability whatsoever in respect of any such calls, instalments or other moneys;

                (d) Provision of information: provide the Bank with such financial and other information relating to the Company and its business as the Bank may from time to time require;

                (e) Conduct of business: conduct and carry on its business, and procure that each of its Subsidiaries conducts and carries on its business, in a proper and efficient manner and keep or cause or procure to be kept proper books of account relating to such business and not make any material alteration in the nature or mode of conduct of any such business;

                (f) Compliance with covenants etc: observe and perform all covenants, burdens, stipulations, requirements and obligations from time to time affecting the Charged Assets and/or the use, ownership, occupation, possession, operation, repair, maintenance or other enjoyment or exploitation of the Charged Assets whether Imposed by statute, law or regulation, contract, lease, licence, grant or otherwise, carry out all registrations or renewals and generally do all other acts and things (Including the taking of legal proceedings) necessary or desirable to maintain, defend or preserve its right, title and interest to and in the Charged Assets without infringement by any third party and not without the prior consent in writing of the Bank (such consent not to be unreasonably withheld or delayed) enter into any onerous or restrictive obligations affecting any of the same or agree any rent review relating to any interest in any of the Properties;

                (g) Alteration or development of Properties: not make any structural or material alteration to or to the user of any of its Properties or do or permit to be done anything which is a "development" within the meaning of the Town and Country Planning Acts from time to time or any orders or regulations under such Acts or do or permit or omit to be done any act, matter or thing as a consequence of which any provision of any statute, bylaw, order or regulation or any condition of any consent, licence, permission or approval (whether of a public or private nature) from time to time in force affecting any of the Properties is or may be infringed;

                (h)         Maintenance of buildings, machinery and plant:
                            keep, and procure that each of its Subsidiaries win keep, all its buildings, machinery, plant, fixtures, vehicles, computers and office and other equipment in good and substantial repair and in good working order and condition and permit the Bank and its agents or representatives to enter and view their state and condition;

                (j)         Insurance:

                (i) (subject to clause 5.1(i)(iv)) insure and keep insured, and procure that each of its Subsidiaries win insure and keep insured, at its own expense to the full replacement or reinstatement value thereof from time to time (including, where applicable, the cost of demolition and site clearance, architects', surveyors' and other professional fees and incidental expenses in connection with replacement or reinstatement) all its assets of an insurable nature with insurers previously approved by the Bank in writing against loss or damage (including loss of rent and profits) by fire, storm, lightning, explosion, riot, civil commotion, malicious damage, impact, flood, burst pipes, aircraft and other aerial devices or articles dropped therefrom (other than war risk), third party and public liability and liability under the Defective Premises Act 1972 and such other risks and contingencies as the Bank shall from time to time request, such insurances to be effected with the interest of the Bank noted on the policy and with the policy containing such provisions for the protection of the Bank as the Bank may reasonably require;

                (ii) maintain such other insurance policies (with the interest of the Bank noted thereon) containing like provisions for the protection of the Bank as are normally maintained by prudent companies carrying on businesses similar to those of the Company;

                (iii) duly and promptly pay all premiums and other moneys necessary for effecting and keeping up such insurances and on demand produce to the Bank the policies of such insurance and evidence of such payments and comply in all other respects with the terms and conditions of the relevant policies including without limitation any stipulations or restrictions as to the use and/or operation of any asset;

                (iv) (in the case of any leasehold property where the Company is prohibited by the terms of the relevant lease from complying with the obligations referred to in clause 5.1(i)(i)) procure (where it is empowered to do so) or otherwise use all reasonable efforts to procure the maintenance by the landlord (or other third party) of such insurance obligations in accordance with the provisions of the relevant lease;

                (j) Property outgoings: punctually pay, or cause to be paid, and indemnify the Bank and any Receiver (on a several basis) against, all present and future rent, rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether imposed by agreement, statute or otherwise) now or at any time during the continuance of this security payable in respect of the Properties or any part thereof or by the owner or occupier thereof;

                (k) Possession of Properties: without prejudice to the generality of clause 3.3(c), not without the prior consent in writing of the Bank grant any lease, part with possession or share occupation of the whole or any part of any of the Properties or confer any licence, right or interest to occupy or grant any licence or permission to assign, underlet or part with possession of the same or any part thereof or permit any person:

                (i) to be registered (jointly with the Company or otherwise) as proprietor under the Land Registration Acts of any of the Properties nor create or permit to arise any overriding interest affecting the same within the definition in those Acts or within the meaning of the Land Registration (Scotland) Act 1979; or

                (ii) to become entitled to any right, easement, covenant, interest or other title encumbrance which might adversely affect the value or marketability of any of the Properties;

                (l) Variation of leasehold interests: not without the prior consent in writing of the Bank vary, surrender, cancel or dispose of, or permit to be forfeit, any leasehold interest in any of the Properties;

                (m) Equipment leases etc.: not without the prior consent in writing of the Bank surrender, cancel or dispose of, any credit sale, hire purchase, leasing, rental, licence or like agreement for any equipment used in its business or agree to any material variation of the same except in relation to equipment which has an aggregate fair market value no greater than $20,000;

                (n) Acquisition of property: immediately inform the Bank before contracting to purchase any estate or interest in freehold, leasehold or heritable property and supply the Bank with such details of the purchase as the Bank may from time to time request;

                (o) Environmental Claims: promptly on becoming aware of it inform the Bank of any Environmental Claim which has been made or threatened against the Company or any occupier of any of the Properties or of any property owned, leased, occupied or otherwise used by the Company or any of the officers of the Company in their capacity as such or any requirement by any Environmental Licence or applicable Environmental Laws to make any investment or expenditure or take or desist from taking any action which might, if substantiated, have a Material Environmental Effect;

                (p) Access: procure that representatives designated by the Bank and its representatives win be allowed access at reasonable times to inspect the Properties and, where the Bank reasonably believes it to be necessary, to require testing or the taking of samples at the expense, of the Company to verify compliance with Environmental Law and Environmental Licences;

                (q) Relevant Substances: notify the Bank forthwith upon becoming aware of any Relevant Substance at or brought on to any of the Properties which might give rise to any Environmental Claim, and take or procure the taking of all necessary action to deal with, remedy or remove from such Property or prevent the incursion of (as the case may be) that Relevant Substance in order to prevent an Environmental Claim and in a manner that complies with all requirements of Environmental Law;

                (r) Intellectual Property Rights: without prejudice to the generality of clause 5.1(f):

                (i) take all necessary action to safeguard and maintain its rights, present and future, in or relating to all Intellectual Property Rights including, without limitation, observing all covenants and stipulations relating thereto, paying all renewal fees and taking all other steps necessary to maintain all registered design, patent, trade mark and service mark registrations held by it;

                (ii) use all reasonable efforts to effect registration of applications for registration of any registered design, patent, trade mark and service mark and keep the Bank informed of events relevant to any such application and not without the prior consent in writing of the Bank permit any Intellectual Property Rights to be abandoned or canceled, to lapse or to be liable to any claim of abandonment for non-use or otherwise;

                (iii) notify the Bank forthwith of any infringement or suspected infringement or any challenge to the validity of any of its present or future Intellectual Property Rights which may come to its notice, supply the Bank with all information in its possession relating thereto and take all steps necessary to prevent or bring to an end any such infringement and to defend any challenge to the validity of any such rights;

                (s) Disposals to connected persons: without prejudice to the generality of clause 3.3(c), not (without the prior consent in writing of the Bank) dispose of any Charged Assets to any person who is connected (within the meaning of section 249 Insolvency Act 1986) with the Company save on terms previously approved in writing by the Bank;

                (t) Report on title: forthwith on request by the Bank, provide the Bank with a report from solicitors approved by the Bank in such form as the Bank may require as to the title of the Company to such of the Properties as the Bank shall specify;

                (u) Jeopardy: not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value to the Bank of any of the Charged Assets;

                (v) No Subsidiaries to be formed or acquired: not (without the prior consent in writing of the Bank) form or acquire any Subsidiary; and

5.2 Power to remedy: If the Company at any time defaults in complying with any of its obligations contained in this Deed, the Bank shall, without prejudice to any other rights arising as a consequence of such default, be entitled (but not bound) to make good such default and the Company hereby irrevocably authorises the Bank and its employees and agents by way of security to do all such things (including, without limitation, entering the Company's property) necessary or desirable in connection therewith. Any moneys so expended by the Bank shall be repayable by the Company to the Bank oil demand together with interest at the Default Rate from the date of payment by the Bank until such repayment, both before and after judgment. No exercise by the Bank of its powers under this clause 5.2 shall make it liable to account as a mortgagee in possession.

6               Further Assurance

6.1 Further assurance: The Company shall if and when at any time required by the Bank execute such further Encumbrances and assurances in favour of the Bank and the Bank and do all such acts and things as the Bank shall from time to time require over or in relation to all or any of the Charged Assets to secure the Secured Obligations or to perfect or protect the security intended to be created by this Deed over the Charged Assets or any part thereof or to facilitate the realisation of the same.

6.2 Certain documentary requirements: Such further Encumbrances and assurances shall by or on behalf of the Bank at the expense of the Company and shall contain (a) an immediate power of sale without notice, (b) a clause excluding section 93 Law of Property Act 1925 and the restrictions contained in section 103 Law of Property Act 1925 and (c) such other clauses for the benefit of the Bank as the Bank may reasonably require (but so that in relation to property in Northern Ireland such references shall be deemed to be references to sections 17 and 20 respectively of the Conveyancing and Law of Property Act 1881).

6.3 Specific security documents required: Without prejudice to the generality of the provisions of clauses 6.1 and 6.2 the Company shall execute as and when so required by the Bank:

                (a) a mortgage, charge, standard security or hypothecation (as specified by the Bank) over any heritable property in Scotland owned, or any recorded lease of heritable property in Scotland held, by it at the date of this Deed, any leasehold or freehold property in Northern Ireland or the Republic of Ireland owned by it at the date of this Deed, and any and all heritable fixtures and fittings and fixed plant and machinery at any time situate thereon including (without prejudice to the generality of the foregoing) tenants fixtures and fittings in and upon any such leased property; and/or

                (b) a legal mortgage, legal charge, standard security or hypothecation (as specified by the Bank) over any freehold, leasehold and heritable properties acquired by it after the date of this Deed (including all or any of the Properties as and when the same are conveyed, transferred, or let to
                            it) and over any and all fixtures, trade fixtures and fixed plant and machinery at any time and from time to time situate thereon.

7               Certain powers of the Bank: Enforcement

7.1             The Securities:

                (a) The Bank and its nominees at the discretion of the Bank may exercise in the name of the Company or otherwise at any time whether before or after demand for payment and without any further consent or authority on the part of the Company (but subject to clause 7.1(d)) in respect of the Securities any voting rights and all powers given to trustees by section 10(3) and (4) Trustee Act, 1925 (as amended by section 9 Trustee Investments Act, 1961) in respect of securities or property subject to a trust and any powers or rights which may be exercisable by the person in whose name any of the Securities is registered or by the bearer thereof.

                (b) The Company win if so requested by the Bank transfer all or any of the Securities to such nominees or agents as the Bank may select.

                (c) Until the Enforcement Date the Bank win hold all dividends, distributions, interest and other moneys paid on and received by it in respect of the Securities for the account of the Company and win, subject to any right of set-off and to clause 3.4, pay such dividends, interest and other moneys to the Company upon request.

                (d) Until the Enforcement Date the Bank win exercise all voting and other rights and powers attached to the Securities as the Company may from time to time in writing reasonably direct provided that the Bank shall be under no obligation to comply with any such direction where compliance would, in the Bank's opinion, be prejudicial to the security created by this Deed.

7.2 Powers on enforcement: At any time on or after the Enforcement Date or if requested by the Company, the Bank may, without further notice, without the restrictions contained in section 103 Law of Property Act 1925 (or in the case of property in Northern Ireland section 20 of the Conveyancing and Law of Property Act 1881) and whether or not a Receiver shall have been appointed, exercise all the powers conferred upon mortgagees by the Law of Property Act 1925 (or in the case of property in Northern Ireland the Conveyancing and Law of Property Act 1881) as varied or extended by this Deed and all the powers and discretions conferred by this Deed on a Receiver either expressly or by reference.

7.3 Subsequent Encumbrances: If the Bank receives notice of any subsequent Encumbrance affecting the Charged Assets or any part thereof, the Bank may open a new account for the Company. If it does not do so then, unless the Bank gives express written notice to the contrary to the Company, it shall nevertheless be treated as if it had opened a new account at the time when it received such notice and as from that time all payments made by or on behalf of the Company to the Bank shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount due from the Company to the Bank at the time when it received such notice.
7.4 Statutory power of leasing: The Bank shall have the power to lease and make agreements for leases at a premium or otherwise, to accept surrenders of leases and to grant options on such terms as the Bank shall consider expedient and without the need to observe any of the provisions of sections 99 and 100 Law of Property Act 1925 (or In the case of property in Northern Ireland section 18 of the Conveyancing and Law of Property Act 1881).

7.5 Contingencies: If the Bank enforces the security constituted by this Deed at a time when no amount In respect of the Secured Obligations is due and payable, the Bank (or the Receiver) may pay the proceeds of any recoveries effected by it into an interest-bearing suspense account. The Bank may (subject to the payment of any claims having priority to this security) withdraw amounts standing to the credit of such suspense account for application as follows:

                (a) paying all costs, charges and expenses incurred and payments made by the Bank (or the Receiver) in the course of such enforcement;

                (b) paying remuneration to the Receiver as and when the same becomes due and payable; and

                (c) paying amounts due and payable in respect of the Secured Obligations as and when the same become due and payable.

8               Appointment and Powers of Receiver

8.1 Appointment: At any time on or after the Enforcement Date or if requested by the Company, the Bank may by instrument in writing executed as a deed or under the hand of any director or other duly authorised officer appoint any qualified person to be a Receiver of the Charged Assets or any part thereof. Where more than one Receiver is appointed, each joint Receiver shall have power to act severally, independently of any other joint Receivers, except to the extent that the Bank may specify to the contrary in the appointment. The Bank may (subject, where relevant, to section 45 Insolvency Act 1986) remove any Receiver so appointed and appoint another in his place. In this clause 8 a "qualified person" is a person who, under the Insolvency Act 1986, is qualified to act as a receiver of the property of any company with respect to which he is appointed or, as the case may be, an administrative receiver of any such company.

8.2 Receiver as agent: A Receiver shall be the agent of the Company and the Company shall be solely responsible for his acts or defaults and for his remuneration.

8.3 Powers of Receiver: A Receiver shall have all the powers conferred from time to time oil receivers and administrative receivers by statute (in the case of powers conferred by the Law of Property Act 1925, without the restrictions contained in section 103 of that Act) and power on behalf and at the expense of the Company (notwithstanding liquidation of the Company) to do or omit to do anything which the Company could do or omit to do in relation to the Charged Assets or any part thereof. In particular (but without limitation) a Receiver shall have power to do all or any of the following acts and things:

                (a) Take possession: take possession of, collect and get in all or any of the Charged Assets and exercise In respect of the Securities all voting or other powers or rights available to a registered holder thereof in such manner as he may think fit;


                (b) Carry on business: carry on, manage, develop, reconstruct, amalgamate or diversify the business of the Company or any part thereof or concur in so doing; lease or otherwise acquire and develop or improve properties or other assets without being responsible for loss or damage;

                (c) Borrow money: raise or borrow any money from or incur any other liability to the Bank or others on such terms with or without security as he may think fit and so that any such security may be or include a charge on the whole or any part of the Charged Assets ranking in priority to this security or otherwise;

                (d) Dispose of assets: without the restrictions imposed by section 103 Law of Property Act 1925 (or in the case of property in Northern Ireland section 20 of the Conveyancing and Law of Property Act 1881) or the need to observe any of the provisions of sections 99 and 100 of such Act (or section 18 of the Conveyancing and Law of Property Act 1881 in the case of Northern Ireland), sell by public auction or private contract, let, surrender or accept surrenders, grant licences or otherwise dispose of or deal with all or any of the Charged Assets or concur in so doing in such manner for such consideration and generally on such terms and conditions as he may think fit with full power to convey, let, surrender, accept surrenders or otherwise transfer or deal with such Charged Assets in the name and on behalf of the Company or otherwise and so that covenants and contractual obligations may be granted and assumed in the name of and so as to bind the Company (or other the estate owner) if he shall consider it necessary or expedient so to do; any such sale, lease or disposition may be for cash, debentures or other obligations, shares, stock, securities or other valuable consideration and be payable immediately or by instalments spread over such period as he shall think fit and so that any consideration received or receivable shall ipso facto forthwith be and become charged with the payment of all the Secured Obligations; plant, machinery and other fixtures may be severed and sold separately from the premises containing them and the Receiver may apportion any rent and the performance of any obligations affecting the premises sold without the consent of the Company;

                (e) Form subsidiaries: promote the formation of companies with a view to the same becoming a subsidiary of the Company and purchasing, leasing, licensing or otherwise acquiring interests in all or any of the Charged Assets or otherwise, arrange for such companies to trade or cease to trade and to purchase, lease, license or otherwise acquire all or any of the Charged Assets on such terms and conditions whether or not including payment by instalments secured or unsecured as he may think fit;

                (f) Compromise contracts: make any arrangement or compromise or enter into or cancel any contracts which he shall think expedient;

                (g) Repair and maintain assets: make and effect such repairs, renewals and improvements to the Charged Assets or any part thereof as he may think fit and maintain, renew, take out or increase insurances;

                (h) Appoint employees: appoint managers, agents, officers and employees for any of the purposes referred to in this clause 8.3 or to guard or protect the Charged Assets at such salaries and commissions and for such periods and on such terms as he may determine and may dismiss the same;

                (1) Make calls: make calls conditionally or unconditionally on the members of the Company in respect of uncalled capital;

                            Exercise statutory leasehold powers: without any further consent by or notice to the Company exercise for and on behalf of the Company all the powers and provisions conferred on a landlord or a tenant by the Landlord and Tenant Acts, the Rent Acts, the Housing Acts or the Agricultural Holdings Act or any other legislation from time to time in force in any relevant jurisdiction relating to rents or agriculture in respect of any part of the Properties but without any obligation to exercise any of such powers and without any liability in respect of powers so exercised or omitted to be exercised;

                (k) Legal proceedings: institute, continue, enforce, defend, settle or discontinue any actions, suits or proceedings in relation to the Charged Assets or any part thereof or submit to arbitration as he may think fit;

                (1) Execute documents: sign any document, execute any deed and do all such other acts and things as may be considered by him to be incidental or conducive to any of the matters or powers aforesaid or to the realisation of the security created by or pursuant to this Deed and to use the name of the Company for all the purposes aforesaid; and

                (m) Insolvency Act powers: do all the acts and things described in Schedule I to the Insolvency Act 1986 as if the words "he" and "him" referred to the Receiver and "company" referred to the Company.

8.4 Remuneration: The Bank may from time to time determine the remuneration of any Receiver and section 109(6) Law of Property Act 1925 (or in the case of property in Northern Ireland section 24(6) of the Conveyancing and Law of Property Act 1881) shall be varied accordingly. A Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm.

9               Application of Proceeds; Purchasers

9.1 Application of proceeds: All moneys received by the Bank or by any Receiver shall be applied, after the discharge of the remuneration and expenses of the Receiver and all liabilities having priority to the Secured Obligations, in or towards satisfaction of such of the Secured Obligations and in such order as the Bank in its absolute discretion may from time to time conclusively determine, except that the Bank may credit the same to a suspense account for so long and in such manner as the Bank may from time to time determine and the Receiver may retain the same for such period as he and the Bank consider expedient.

9.2 Insurance proceeds: All moneys receivable by virtue of any of the Insurances shall be paid to the Bank (or if not paid by the insurers directly to the Bank shall be held on trust for the Bank) and shall at the option of the Bank be applied in replacing, restoring or reinstating the property or assets destroyed, damaged or lost (any deficiency being made good by the Company) or (except where the Company is obligated (as landlord or tenant) to lay out such insurance moneys under the provisions of any lease of any of the Charged Assets) in reduction of the Secured Obligations.

9.3 Protection of purchasers: No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Bank or any Receiver to exercise any of the powers conferred by this Deed has arisen or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

10              Indemnities; Costs and Expenses

10.1 Enforcement costs: The Company hereby undertakes with the Bank to pay on demand all costs, charges and expenses incurred by the Bank or by any Receiver in or about the enforcement, preservation or attempted preservation of any of the security created by or pursuant to this Deed or any of the Charged Assets on a full indemnity basis, together with interest at the Default Rate from the date on which such costs, charges or expenses are so incurred until the date of payment by the Company (both before and after judgment).

10.2 No liability as mortgagee in possession: Neither the Bank nor any Receiver shall be liable to account as mortgagee or heritable creditor in possession in respect of all or any of the Charged Assets or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever for which a mortgagee or heritable creditor in possession may be liable as such.

10.3 Indemnity from Charged Assets: The Bank and any Receiver, attorney, agent or other person appointed by the Bank under this Deed and the Bank's officers and employees (each an "Indemnified Party") shall be entitled to be indemnified out of the Charged Assets in respect of all costs, losses, actions, claims, expenses, demands or liabilities whether in contract, tort, delict or otherwise and whether arising at common law, in equity or by statute which may be incurred by, or made against, any of them (or by or against any manager, agent, officer or employee for whose liability, act or omission any of them may be answerable) at any time relating to or arising directly or indirectly out of or as a consequence of:

                (a) anything done or omitted in the exercise or purported exercise of the powers contained in this Deed; or

                (b) any breach by the Company of any of its obligations under this Deed; or

                (c) an Environmental Claim made or asserted against an indemnified Party which would not have arisen if this Deed had not been executed and which was not caused by the negligence or wilful default of the relevant Indemnified Party.

11              Power of Attorney

11.1 Power of attorney: The Company by way of security hereby irrevocably appoints each of the Bank and any Receiver severally to be its attorney in its name and on its behalf:

                (a) to execute and complete any documents or instruments which the Bank or such Receiver may require for perfecting the title of the Bank to the Charged Assets or for vesting the same in the Bank, its nominees or any purchaser;

                (b) to sign, execute, seal and deliver and otherwise perfect any further security document referred to in clause 6; and

                (c) otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which may be required for the full exercise of all or any of the powers conferred on the Bank or a Receiver under this Deed or which may be deemed expedient by the Bank or a Receiver in connection with any disposition, realisation or getting in by the Bank or such Receiver of the Charged Assets or any part thereof or in connection with any other exercise of any power under this Deed.

11.2 Recovery of Debts: The Bank and any manager or officer of the Bank or of any branch irrevocably empowered to receive all Debts and on payment to give an effectual discharge therefor and on non-payment to take (if the Bank in its sole discretion so decides) all steps and proceedings either in the name of the Company or in the name of the Bank for the recovery thereof and also to agree accounts and to make allowances and to give time to any surety. The Bank shall have no liability or responsibility of any kind to the Company arising out of the exercise or non-exercise of such rights and shall not be obliged to make any enquiry as to the sufficiency of any sums received by it in respect of any Debts or to make any claims or take any other action to collect or enforce the same.

11.3 Ratification: The Company ratifies and confirms and agrees to ratify and confirm all acts and things which any attorney as is mentioned in clause 11.1 shall do or purport to do in the exercise of his powers under such clause.

12              Continuing Security and Other Matters

12.1 Continuing security: This Deed and the obligations of the Company under this Deed

                (a) secure the ultimate balance from time to time owing to the Bank by the Company and shall be a continuing security notwithstanding any settlement of account or other matter whatsoever;

                (b) be in addition to, and not prejudice or affect, any present or future Collateral Instrument, Encumbrance, right or remedy held by or available to the Bank; and

                (c) not merge with or be in any way prejudiced or affected by the existence of any such Collateral Instruments, Encumbrance, rights or remedies or by the same being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Bank dealing with, exchanging, releasing, varying or failing to perfect or enforce any of the same, or giving time for payment or indulgence or compounding with any other person liable.

12.2 Collateral Instruments: The Bank shall not be obliged to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before enforcing this Deed and no action taken or omitted by the Bank in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Company nor shall the Bank be obliged to account for any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment.

12.3 Settlements Conditional: Any release, discharge or settlement between the Company and the Bank shall be Conditional upon no security, disposition or payment to the Bank by the Company or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to liquidation, administration or Insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Bank shall be entitled to enforce this Deed subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

13              Currencies

13.1 Conversion of Currencies: All moneys received or held by the Bank or by a Receiver under this Deed at any time on or after the Enforcement Date in a currency other than a currency in which the Secured Obligations are denominated may from time to time be sold for such one or more of the currencies in which the Secured Obligations are denominated as the Bank or Receiver considers necessary or desirable and the Company shall indemnify the Bank against the full sterling cost (including all costs, charges and expenses) incurred in relation to such sale. Neither the Bank nor any Receiver shall have any liability to the Company in respect of any loss resulting from any fluctuation in exchange rates after any such sale.

13.2            Currency Indemnity: No payment to the Bank (whether under any judgment or court order or otherwise) shall discharge the
                obligation or liability of the Company in respect of which it was made unless and until the Bank shall have received
                payment in full in the currency in which such obligation or liability was incurred.  To the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency the Bank shall have a further separate cause of
                action against the Company and shall be entitled to enforce the charges hereby created to recover the amount of the
                shortfall.
14              Representations and Warranties

14.1 Representations: The Company represents and warrants to the Bank that:

                (a) Due incorporation: it is duly incorporated and validly existing under the laws of England and Wales and has power to carry on its business as it is now being conducted and to own its property and other assets;

                (b) Corporate Power: it has power to execute, deliver and perform its obligations under this Deed; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Company win be exceeded as a result of the execution and delivery of this Deed or the performance of its obligations under this Deed;

                (c) Binding obligations: this Deed constitutes valid and legally binding obligations of the Company enforceable in accordance with its terms;

                (d) No conflict with other obligations: the execution and delivery of the performance of obligations under, and compliance with the provisions of, this Deed by the Company win not (i) contravene any existing applicable law, statute, rule or regulation or any judgment or permit to which it is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of its Memorandum and Articles of Association, or (iv) result in the creation of or oblige the Company to create an Encumbrance In favour of any person other than the Bank;

                (e) No Litigation: no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Company, threatened against it which could have a material adverse effect on the business, assets or financial condition of the Company;

                (f) No default in relation to other indebtedness: the Company is not (nor would win the giving of notice of time or both be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

                (g) Title to Charged Assets: it has good and marketable title to its Charged Assets and has full power and authority to grant to the Bank the security interest in its Charged Assets created pursuant to this Deed and to execute, deliver and perform its obligations in accordance with the terms of this Deed without the consent or approval of any other person other than any consent or approval which has been obtained;

                (h) Ownership of Charged Assets: the Charged Assets are beneficially owned by it free and clear of any Encumbrance other than Encumbrances created by this Deed;

                (i) Financial statements correct and complete: the audited financial statements of the Company in respect of the financial year ended on 30th September, 1996 have been prepared in accordance with generally accepted accounting principles and bases in England and Wales which have been consistently applied and present fairly and accurately the financial position of the Company as at such date and the results of the operations of the Company for the financial period ended on such date and, as at such date, the Company did not have any significant liabilities (whether actual or contingent) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements;

                (j) No material adverse change: there has been no material adverse change in the financial position of the Company from that set forth in the financial statements referred to in clause 14.l(l);

                (k) Information accurate: the information and reports furnished by the Company to the Bank in connection with the negotiation and preparation of the Supplemental Facility Letter and this Deed are true and accurate in all material respects, are not misleading and do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;


                (1) Compliance with Environmental Laws: the Company complies and has at all times complied with all Environmental Laws and Environmental Licences and has obtained and maintained in full force and effect all Environmental Licences, and there are no facts or circumstances entitling any such Environmental Licences to be revoked, suspended, amended, varied, withdrawn or not renewed where such revocation, suspension, amendment, variation, withdrawal or non-renewal might have a Material Environmental Effect;

                (m) No Environmental Claims: no Environmental Claim is pending or has been made or threatened against the Company or any occupier of any of the Properties or any of their respective officers their capacity as such and the Company has no reason to believe that it has or is likely to have any liability in relation to Environmental Matters which, in either case, might have a Material Environmental Effect;

                (n) No Relevant Substances: no Relevant Substance has been deposited, disposed of, kept, treated, imported, exported, transported, processed, manufactured, used, collected, sorted or produced at any time, or is present in the environment (whether or not on property owned, leased, occupied or controlled by the Company) in circumstances which are likely to result in an Environmental Claim against the Company which, in either case, might have a Material Environmental Effect;

                (o) Details of environmental audits: full details have been given to the Bank of any inspections, investigations, studies, audits, tests, reviews or other analyses In relation to Environmental Matters relating to the Company or to the best of the Company's knowledge any property now or previously owned, leased or occupied by the Company and of all Environmental Licences;

14.2 Repetition: The representations and warranties in clause 14.1 (which in the case of clause 14.1(i) and 14.1(j) (accounts) shall refer for this purpose to the then latest audited financial statements of the Company) shall be deemed to be repeated by the Company on each day until all the Secured Obligations have been paid or discharged in full as if made with reference to the facts and circumstances existing on each such day.

15              Miscellaneous

15.1 Remedies Cumulative: No failure or delay on the part of the Bank to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or any partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.


15.2 Statutory power of leasing: During the continuance of this security the statutory and any other powers of leasing, letting, entering into agreements for leases or lettings and accepting or agreeing to accept surrenders of leases or tenancies shall not be exercisable by the Company in relation to the Charged Assets or any part thereof.

15.3 Successors and assigns: Any appointment or removal of a Receiver under clause 8 and any consents under this Deed may be made or given in writing signed or sealed by any successors or assigns of the Bank and accordingly the Company hereby irrevocably appoints each successor and assign of the Bank to be its attorney in the terms and for the purposes set out in clause 11.

15.4 Consolidation: Section 93 Law of Property Act 1925 shall not apply to the security created by this Deed or to any security given to t he Bank pursuant to this is Deed.

15.5 Reorganisation of the Bank: This Deed shall remain binding on the Company notwithstanding any change in the constitution of the Bank or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking by, any other person, or any reconstruction or reorganisation of any kind. The security granted by this Deed shall remain valid and effective in all respects in favour of any assignee, transferee or other successor in title of the Bank in the same manner as if such assignee, transferee or other successor in title had been named in this Deed as a party instead of, or in addition to, the Bank.

15.6 Unfettered discretion: Any liability or power which may be exercised or any determination which may be made under this Deed by the Bank may be exercised or made in its absolute and unfettered discretion and it shall not be obliged to give reasons therefor.

15.7 Provisions severable: Each of the provisions of this Deed is severable and distinct from the others and if any time one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions of this Deed shall not in any way be affected or impaired thereby.

16              Notices

16.1 Mode of service: Any notice or demand for payment by the Bank under this Deed shall, without prejudice to any other effective mode of making the same, be deemed to have been properly served on the Company if served on any one of its Directors or on its Secretary or delivered or sent by letter, telex or telefax to the Company at its registered office or any of its principal places of business for the time being.

16.2 Time of service: Any such notice or demand shall be deemed to have been served (in the case of a letter) when delivered, (in the case of a telex) at the time of despatch with the correct answer back appearing at the beginning and end of the transmission and (in the case of a telefax) when received in complete and legible form.

16.3 Notices conclusive: Any such notice or demand or any certificate as to the amount at any, time secured by the Deed shall, save for manifest error be conclusive and binding upon the Company if signed by an officer of the Bank.

17              Law

17.1 This Deed shall be governed by and shall be-construed in accordance with English law.

IN WITNESS whereof this Deed has been executed and delivered by or on behalf of the parties on the date stated at the beginning of this Deed.



EXECUTED and DELIVERED                      )
as a DEED by                                )
INTERFACE SYSTEMS INTERNATIONAL LIMITED     )
acting by:                                  )

                                                                Director


Director/Secretary


SIGNED for and on behalf                   )
of THE FIRST NATIONAL BANK OF CHICAGO by   )

                                                                Authorised
Signatory


                          CERTIFICATE OF THE REGISTRATION
                              OF A MORTGAGE OR CHARGE

               Pursuant to section 401(s) of the Companies Act 1985


                               COMPANY No. 03253366

THE REGISTRAR OF COMPANIES FOR ENGLAND AND WALES HEREBY CERTIFIES THAT A DEBENTURE DATED THE 10TH MARCH 1997 AND CREATED BY INTERFACE INTERNATIONAL LIMITED FOR SECURING ALL MONIES DUE OR TO BECOME DUE FROM THE COMPANY TO THE FIRST NATIONAL BANK OF CHICAGO ON ANY ACCOUNT WHATSOEVER WAS REGISTERED PURSUANT TO CHAPTER 1 PART XII OF THE COMPANIES ACT 1985 ON THE 26TH MARCH 1997.

GIVEN AT COMPANIES HOUSE, CARDIFF THE 2ND APRIL 1997.


                            for the Registrar of Companies